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                                                                     EXHIBIT 4.3

                                PROMISSORY NOTE

$25,000,000.00                                                  February 4, 2002

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION, a Delaware corporation ("Transamerica"), on or before February 1, 2005 (the "Maturity Date"), at its offices located at 9399 W. Higgins Road, Suite 600, Rosemont, Illinois 60018, or such other place as Transamerica or any other holder hereof (Transamerica or any other holder of this note are herein called "Lender") may from time to time, hereafter designate, in lawful money of the United States of America, the stated principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or so much thereof as may be advanced, on the terms and conditions set forth herein and in the Loan Agreement (hereafter defined).

1. Loan Agreement. This promissory note is executed and delivered pursuant to, and evidences the indebtedness of Maker to Lender under, that certain Loan and Security Agreement (as amended, the "Loan Agreement") dated of even date herewith, between Maker and Lender. All terms used in this note with their initial letter capitalized shall have the same defined term given them in the Loan Agreement, unless otherwise defined herein.

2. Computation of Interest. In addition to the principal amount of this note, Maker also agrees to pay interest on the outstanding principal amount hereof at a rate of interest per annum equal to Nine and 22/100 percent (9.22%) and computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed, compounded monthly, and payable in arrears. Interest due hereunder shall be payable monthly in arrears in accordance with Paragraph 4 herein. Notwithstanding the foregoing, after the occurrence of an event of default (as provided for in Paragraph 6 herein and which is inclusive of a Default under the Loan Agreement), the principal amount of this note may, at the election of Lender after forwarding written notice to Maker, immediately commence to bear interest at the Default Rate. After the Maturity Date or an event of default hereunder, all past due principal and interest shall bear interest from the date such payment of principal and interest was due until paid at a rate per annum which, from day to day, shall be equal to the lesser of (i) the Maximum Legal Rate or (ii) the Default Rate.

3. Limitation to Maximum Legal Rate. The term "Maximum Legal Rate", as used herein shall mean, with respect to Lender, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the loan evidenced by this note and the Loan Documents, under the laws, which are presently in effect, of the United States and the State of Illinois applicable to such Lender and such loan, or, to the extent permitted by law, under such applicable laws of the United States (including, without limitation, any federal usury ceiling or other federal law preempting state usury laws which, from time to time, is applicable to the loan evidenced by this note) and the State of Illinois which may hereafter be in effect and which allow a higher maximum nonusurious interest
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rate than applicable laws not allow. Maker agrees and acknowledges that, to the extent the laws of the United States allow Lender to contract for, charge or receive a greater amount of interest, Lender shall rely on such United States laws instead of the laws of the State of Illinois in determining the Maximum Legal Rate hereunder (it being the agreement of Maker hereunder that Lender shall have the benefit of the laws of the United States and/or any law or laws of the State of Illinois which allow the highest interest rate for calculation of the Maximum Legal Rate hereunder).

4.  Payment of Interest and Principal.

     a. Beginning March 1, 2002 and continuing on the first day of each calendar month thereafter until the Maturity Date, Borrower shall make equal monthly payments of principal and interest in the amount of $520,923.98.

     b. On the Maturity Date, (i) all accrued and unpaid interest together with the then outstanding principal balance of the Loan plus (ii) any other payments which should have been paid to Lender under this note, or under any of the Loan Documents but which remain unpaid, shall be immediately due and payable without notice of demand and shall be paid in one lump sum. The insertion of clause (ii) in the previous sentence is in no way a waiver of any right of Lender to declare an event of default hereunder or a Default under the Loan Agreement for the failure to make such payments. Both principal and interest evidenced by this note shall be payable by Maker to Lender in immediately available federal funds.

5. Payment on Business Days. If any payment to be made on this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, without penalty.

6. Default. The failure to pay, in full, any payment required under this note (whether principal or interest or both) when due and the continuing existence of such failure after written notice to Maker of such failure in accordance with
Section 8.1(a) of the Loan Agreement, or the occurrence of any default, breach, or event of default (however such terms may or may not be defined) under any Deeds of Trust or any other of the Loan Documents (and the continuance of same after the expiration of any applicable grace and/or notice and opportunity to cure provisions contained therein, if any) shall be an event of default hereunder, and Lender may, at its option, exercise any or all of the rights, powers, and remedies afforded under the Loan Agreement and any of the other Loan Documents, and by law, including, without limitation, the right to declare the unpaid principal balance of this note, together with all accrued, but unpaid, interest on such principal balance, computed in accordance with the terms hereof, immediately due and payable, without further demand or notice (which notice and demand are hereby expressly waived). Any Default (as that term is defined in the Loan Agreement) shall automatically (without the giving of additional notice) be an event of default under this note.

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7.  No Waiver by Lender.  The failure by Lender to exercise any of the foregoing rights, powers, or remedies upon the occurrence of one or more of the foregoing defaults or events of default shall not constitute a waiver of the right to execute the same or any other right, power, or remedy at any subsequent time in respect to the same event of default or any other event of default. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights, powers, or remedies at that time, or any subsequent time, or nullify any prior exercise of any such right, power, or remedy without the written consent of Lender, except as and to the extent otherwise permitted by applicable law.

8. Waiver by Maker and Others. Maker and all other parties now or hereafter liable for the payment of this note, whether as endorser, guarantor, surety, or otherwise, jointly and severally waive (to the extent permitted by law) all applicable exemption rights, whether under the Illinois Constitution or otherwise, and also jointly and severally waive valuation and appraisement, demand and notice of demand (except as otherwise provided in Paragraph 7 above or otherwise in the Loan Documents), presentment, notice of dishonor, diligence in collection or enforcement, grace, notice and protest notice, and notice of intent to accelerate the maturity hereof (and notice of such acceleration), and consent to all renewals, extensions, releases, restatements, rearrangements, or substitutions of security, in whole or in part, with or without notice, before or after maturity hereof and to all partial payments on this note, whether before or after maturity.

9. Collection Expenses. If this note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, Maker agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees, investigation costs, and all court costs incurred by Lender.

10.  Prepayment.  This note is not prepayable.

11. Joint and Several Obligations. If this note is signed by more than one party, all of the obligations herein contained shall be the joint and several obligations of each party who signs this note.

12. Controlling Agreement. All agreements between Maker and Lender, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned hereunder or otherwise exceed the Maximum Legal Rate. If fulfillment of any provision of this note or of any of the Loan Documents at the time performance of such provision shall be due, shall involve

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transcending the limit of validity prescribed by law (including the laws of the
United States and the State of Illinois), then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if Lender shall ever receive anything of value which is deemed to be interest under applicable law which would exceed interest at the Maximum Legal Rate, an amount equal to any such excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker, and, in such event, Lender shall not be subject to any penalties provided for by any law for contracting for, charging, or receiving interest in excess of the Maximum Legal Rate. To the extent that applicable laws are ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this note or any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this note and the obligations, the provisions of this note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the maximum amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness of Maker to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout its term. Furthermore, in determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Legal Rate, to the maximum extent permitted by applicable law, voluntary prepayments and the affects thereof shall be excluded and any non-principal payment shall be characterized as an expense, fee or premium rather than interest. Neither the terms of this note nor the Loan Documents provide for, allow, nor is it the intention of Lender to accelerate the maturity of any interest that is not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. This Paragraph 12 (incorporating the definition of Maximum Legal Rate and terms in connection therewith in Paragraph 3 herein) shall control all agreements between Maker and Lender.

13. Successors and Assigns. This note and all the covenants, promises, and agreements contained herein shall be binding upon, and inure to the benefit of, the respective successors, and assigns of Maker and Lender.

14.  Loan Documents.  This note is: (a) issued pursuant to the Loan Agreement;
(b) secured by the Deeds of Trust and any other security agreements encumbering the Properties and Collateral; and (c) further evidenced, guaranteed, and secured by the other Loan Documents. The Loan Documents contain provisions for the acceleration of the maturity of this note upon the happening of certain events therein described.

15. Records of Payment. The records of Lender shall be prima facie absent manifest error evidence of the amount owing on this note.

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16.  Captions, Headings, and Arrangements.  The captions, headings, and arrangements used in this note are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions herein.

17. Notices. All notices specified or required hereunder, if any, shall be provided in the manner specified in the Loan Agreement.

18. Invalid Provisions. If any provision of this note is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; the remaining provisions of this note shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a party hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this note a provision as similar in terms to such illegal, invalid, or unenforceable provisions as may be possible and be legal, valid and enforceable.

19. Late Payments. Maker acknowledges and agrees that, after the failure to timely make a payment due under this note, Lender has the right to collect Default Rate Interest in accordance with Paragraph 2 herein. "Default Rate" shall be as defined in the Loan Agreement. If any payment due under this note is ten (10) or more calendar days late, i.e, any payment received on the 11th or later of any applicable calendar month (other than a payment due on the Maturity
Date), Maker shall owe Lender a Late Fee (herein so called) equal to five percent (5%) of such late payment which Maker shall pay with the applicable late payment.

20. Business Credit. Maker represents and warrants to Lender that this note evidences a loan for business and commercial purposes and is not a loan for personal, family, household or agricultural purposes.

21. GOVERNING LAW AND VENUE. EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL, USURY CEILING OR OTHER FEDERAL LAW PREEMPTING STATE USURY LAWS WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE LOAN EVIDENCED HEREBY), THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF), AND MAKER'S OBLIGATIONS UNDER THIS NOTE AND THE LOAN DOCUMENTS SHALL BE PERFORMABLE IN COOK COUNTY, ILLINOIS (UNLESS THE LENDER DESIGNATES ANOTHER PLACE FOR SUCH PERFORMANCE). VENUE FOR THE ENFORCEMENT OF ANY OBLIGATIONS CONTAINED IN THIS NOTE AND THE LOAN DOCUMENTS WILL LIE IN COOK COUNTY, ILLINOIS, AND MAKER HEREBY WAIVES THE RIGHT TO BE SUED ELSEWHERE.

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22.  WAIVER OF JURY TRIAL.  EACH MAKER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OFF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD-PARTY CLAIMS) ARISING IN CONNECTION WITH EACH OF THIS NOTE, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN AND ALL AND ANY COMBINATION OF THE FOREGOING. MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER OR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE LOAN EVIDENCED BY THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH 22.

     EXECUTED as of the date first written above.

MAKER:


GUNDLE/SLT ENVIRONMENTAL, INC.,         SERROT INTERNATIONAL, INC.,
a Delaware corporation                  an Illinois corporation

By: /s/ Roger J. Klatt                  By: /s/ Roger J. Klatt
    -------------------------------         -----------------------------------
    Roger J. Klatt, Executive Vice          Roger J. Klatt, Executive Vice
    President                               President


GSE LINING AND TECHNOLOGY, INC.,
a Delaware corporation


By: /s/ Roger J. Klatt
    -------------------------------
    Roger J. Klatt, Executive Vice
    President

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